Exhibit 5.1

NEW YORK		ATLANTA
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HANOI		A GCC REPRESENTATIVE OFFICE OF DUANE MORRIS

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ALLIANCE WITH
MIRANDA & ESTAVILLO

SRI LANKA
ALLIANCE WITH
GOWERS INTERNATIONAL

March 8, 2021

Protagenic Therapeutics Inc.

149 Fifth Avenue, Suite 500

New York, NY 10010

Re:	Registration Statement on Form S-8; 569,826 shares of Common Stock, $0.00001 par value per share, Protagenic Therapeutics Inc. (the “Company”).

Ladies and Gentlemen:

We have acted as special counsel to the Company, a corporation incorporated under the laws of the State of Delaware, in connection with the proposed issuance of up to 569,826 shares of common stock, $0.00001 par value per share (the “Shares”), to be issued pursuant to the Protagenic Therapeutics Inc. 2016 Equity Compensation Plan (the “Plan”). The Shares are included in a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on March 8, 2021 (the “Registration Statement”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the validity of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Plan, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares in the DGCL.

Duane Morris llp A Delaware limited liability partnership	GREGORY R. HAWORTH, RESIDENT PARTNER
one riverfront plaza, 1037 raymond blvd., SUITE 1800 NEWARK, NJ 07102-5429	PHONE: +1 973 424 2000 FAX: +1 973 424 2001

Protagenic Therapeutics, Inc.
March 8, 2021

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

The opinion expressed herein is rendered as of the date hereof and is based on existing law, which is subject to change. Where our opinion expressed herein refers to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinion expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinion should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinion expressed herein is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Duane Morris LLP